Exhibit 31.3

BROOKSTONE, INC.

CERTIFICATION PURSUANT TO SECTION 302 OF

THE SARBANES-OXLEY ACT OF 2002

I, Michael F. Anthony, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Brookstone, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Michael F. Anthony
Michael F. Anthony Chairman, President and Chief Executive Officer, Director (Principal Executive Officer)

Dated: May 27, 2005